SCHEDULE 14C INFORMATION


Proxy Statement Pursuant to Section 14(c) of the Securities and Exchange Act of 1934
(Amendment No. _____)


Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement




                            OTC AMERICA, INC.
               (Name of Registrant as Specified In Its Charter)


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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4)   Proposed maximum aggregate value of transaction:


      5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.

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    paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                            OTC AMERICA, INC.
                       1582 South Parker Road, Suite 203
                          Denver, Colorado 80231


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 27, 1998



To the Shareholders of OTC America, Inc.:

A Special Meeting of the shareholders of OTC America, Inc. (the "Company") will be held at One Norwest Center, Suite 1800, 1700 Lincoln Street, Denver, Colorado 80203 at10:00 a.m. on October 27, 1998, or at any adjournment or postponement thereof, to approve a one share for 100 share reverse stock split of the issued and outstanding shares of the Company's $.0001 par value common stock and to transact such other business as may properly come before the meeting.

Details relating to this meeting are set forth in the attached Information Statement. All shareholders of record as of the close of business on October 1, 1998 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.




                              OTC AMERICA, INC.


October 5, 1998               By: ______________________________
                              Randy Phillips
                              President, Chief Executive Officer and Director




                            INFORMATION STATEMENT

                               OTC AMERICA, INC.
                           1582 South Parker Road, Suite 203
                              Denver, Colorado 80231
            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 27, 1998


     This Information Statement is furnished to the shareholders of OTC America, Inc., a Colorado corporation (the "Company"), in connection with the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on October 27, 1998 at One Norwest Center Suite 1800, 1700 Lincoln Street, Denver, Colorado 80203 at 10:00 a.m. or at any adjournment or postponement thereof. The Company anticipates that this Information Statement will be first mailed or given to all shareholders of the Company on or about October 5, 1998.


                  VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on October 1, 1998, has been fixed by the sole Director of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding 150,000,000 shares of the Company's $.0001 par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding.

     A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters upon which the shareholders are to vote. Accordingly, any shares present but not voted shall have the same effect as shares voted against approval. The Company is not aware of any matters other than the matter outlined in this Information Statement that will be presented at the Special Meeting for action on part of the shareholders.

     The shares beneficially owned by Randy Phillips, the sole officer and Director of the Company, which total approximately 72 percent of the outstanding shares of Common Stock of the Company, will be voted in favor of the proposal described below. Therefore, the proposal will be approved by the requisite number of shares.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT

     The following table sets forth, as of October 1, 1998, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, and the sole Director and executive officer of the Company individually. Except as otherwise indicated, each person has sole voting and investment power, as well as record and beneficial ownership, with respect to the shares shown. As of October 1, 1998, there were 150,000,000 shares of Common Stock outstanding.

                                      COMMON STOCK         PERCENT OF
    NAME AND ADDRESS OF               BENEFICIALLY         BENEFICIAL
    BENEFICIAL OWNER(1)                  OWNED             OWNERSHIP
    Randy Phillips                      108,015,843          72.0%
    Sole Director and executive officer
    1582 S. Parker Road, Suite 203
    Denver, CO 80231

 ------------------------

Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. In making this calculation, options and warrants which are significantly "out-of-the-money" and therefore unlikely to be exercised within sixty days are not included in the calculation of beneficial ownership. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.


                          MATTER TO BE VOTED UPON

Reverse Stock Split

     The sole Director of the Company believes it is advisable and in the best interests of the Company to declare a one share for 100 share reverse stock split (the "Reverse Split") of the Company's $.0001 par value Common Stock.
As a result of the Reverse Split, the currently outstanding 150,000,000 shares of the Company's Common Stock will be converted into 1,500,000 shares, subject to increases due to rounding as described below. The 150,000,000 shares of Common Stock authorized in the Company's Articles of Incorporation will remain the same.

     The Reverse Split is recommended in order to restructure the stock ownership of the authorized Common Stock of the Company. The Company believes that after the Reverse Split the Company will be more attractive as a merger candidate to a private company desiring to go public through a merger with a company whose common stock may be publicly traded and that has a significant shareholder base.

     The Company believes that the management of a suitable target company entering a merger transaction with the Company will benefit by eliminating certain costs and uncertainties which the Company believes are associated with conducting an initial public offering through an underwriter.

     Management believes the Company will offer owners of potential merger or acquisition candidates the opportunity to acquire a controlling interest in a public company at substantially less cost than is required to conduct an initial public offering. The target company may, however, incur significant post merger registration costs in the event target company shareholders wish to offer a portion of their shares for subsequent sale in a secondary public offering.

     The Company also believes target company shareholders may benefit in obtaining a greater ownership percentage in the Company remaining after a merger or acquisition than may be the case in the event a target company offered its shares directly for sale to the public. Nevertheless, management of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for target company shareholders.

     Further, while target company shareholders will receive "restricted securities" in any merger or acquisition transaction, those restricted securities will represent, if a trading market again develops for the Company's Common Stock, ownership in a "publicly traded" as opposed to a "privately held" company. The Company believes that shares in a publicly traded company can carry an increased value, are more liquid and are in some instances may be accepted by sellers as payment for additional assets or businesses that the Company may wish to acquire.

     The principal effect of the Reverse Split will be the decrease of the number of issued and outstanding shares of Common Stock from 150,000,000 to approximately 1,500,000. The Common Stock outstanding as a result of the Reverse Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock prior to the Reverse Split will not be altered by the Reverse Split and the number of authorized shares will not change.

     After the effective date of the Reverse Split, the certificates currently representing issued and outstanding shares of Common Stock will be deemed to represent the number of shares of Common Stock equal to .01 (1 divided by 100) times the number of shares of Common Stock shown on the certificate. New shares of Common Stock will be issued in due course as old shares are tendered to the transfer agent for exchange or transfer. Fractional shares of post-split Common Stock which result from the Reverse Split will be rounded up to the next whole share.

     Shareholders are not required to exchange their certificate(s) of pre-split Common Stock for post-split Common Stock. Shareholders may, however, exchange their certificates for shares of post-split Common Stock by surrendering their old certificates representing shares of pre-split Common Stock to the Company's transfer agent. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $20 per certificate, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock.

The following table illustrates the effects of the proposed Reverse Split on the authorized and outstanding number of shares of Common Stock.


Number of Shares      Prior to           After
of Common Stock       Reverse Split      Reverse Split
Authorized            150,000,000        150,000,000

Outstanding           150,000,000          1,500,000(1)

Treasury                 0                   0

Reserved                 0                   0

Available for
Future Issuance          0               148,500,000

Percent of
Authorized
Available for
Future Issuance          0%                 99.0%


(1) Does not include additional shares which will be issued as a result of rounding. It is estimated that approximately 600 additional shares will be outstanding as a result of such rounding.



October 5, 1998               OTC AMERICA, INC.



                              By:_______________________
                              Randy Phillips
                              President, Chief Executive Officer and Director